As filed with the Securities and Exchange Commission on May 23, 2008
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           KRYPTIC ENTERTAINMENT INC.
                 (Name of small business issuer in its charter)

           NEVADA                              7372                      83-0510954
  (State or jurisdiction of        (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)      Classification Code Number)      Identification No.)

                         Suite 208, 800 N. Rainbow Blvd.
                              Las Vegas, NV, 89107
                                Ph: 702.460.6392
                                Fax: 702.948.5001
         (Address and telephone number of principal executive offices).

                             Nevada Agency and Trust
              Suite 880, 50 West Liberty Street, Reno NV, USA 89501
                              Phone: (775) 322-0626
            (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                            The O'Neal Law Firm, P.C.
                            14835 East Shea Boulevard
                               Suite 103, PMB 494
                          Fountain Hills, Arizona 85268
                              (480) 812-5058 (tel)
                              (888) 353-8842 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]                        Accelerated Filer [ ]
Non-accelerated Filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
Title of Each Class                          Proposed Maximum       Proposed Maximum        Amount of
of Securities To Be       Amount To Be        Offering Price       Aggregate Offering     Registration
  Registered (1)           Registered          Per Share(2)               Price               Fee(2)
------------------------------------------------------------------------------------------------------
Common Stock              999,000 shares      $0.05 per share           $49,950.00            $1.97
======================================================================================================

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                           KRYPTIC ENTERTAINMENT INC.
                              A NEVADA CORPORATION

                                999,000 SHARES OF
                                  COMMON STOCK

This   prospectus   relates  to  999,000  shares  of  common  stock  of  Kryptic
Entertainment Inc., a Nevada corporation, which may be resold by selling stockholders named in this prospectus. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders will sell their shares of our common stock at a price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for all of the expenses related to this offering.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 4 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THIS REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   The date of this Prospectus is _____, 2008.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Prospectus Summary and Risk Factors                                         3
Use of Proceeds                                                            12
Determination of Offering Price                                            12
Dilution                                                                   12
Selling Security Holders                                                   12
Plan of Distribution                                                       13
Description of Securities                                                  15
Interest of Named Experts and Counsel                                      15
Description of Business                                                    16
Description of Property                                                    24
Legal Proceedings                                                          24
Market for Common Equity and Related Stockholder Matters                   24
Plan of Operation                                                          26
Changes in Disagreements with Accountants on Accounting
  and Financial Disclosure                                                 26
Directors, Executive Officers, Promoters and Control Persons               29
Executive Compensation                                                     32
Security Ownership of Certain Beneficial Owners and Management             33
Certain Relationships and Related Transactions                             33
Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities                                                           33
Reports to Security Holders                                                34
Financial Statements                                                       34

                       PROSPECTUS SUMMARY AND RISK FACTORS

THE COMPANY

Kryptic Entertainment Inc. (referred to in this prospectus as "Kryptic", "us", "we" and "our") was incorporated on October 11, 2007, in the State of Nevada. Our principal executive offices are located Suite 208, 800 N. Rainbow Blvd, Las Vegas NV, 89107. Our telephone number is (702) 460-6392. As of the date of this prospectus, we are a development stage company with no revenue and limited operations to date.

Our company's business is focused on the development and sale of internet based interactive entertainment games for use by the general public. We are in the early stages of developing our first game that we have named "Krypton Jam". To date, we have only developed the overall storyline and initial renderings of our game storyboard development, along the logo for our brand. We currently have no revenues and no user subscriptions for our game. We anticipate that we will not have a commercial product for at least 36 months, and currently estimate that we will require in excess of $2.5-3 million in additional financing to complete development and then subsequently launch our game.

We are planning to develop Krypton Jam as an engaging online game experience not currently available in the interactive video gaming industry. It is being designed to be a multiplayer online game that will blend the characteristics of fantasy and sports in an engaging and intense environment. We are focusing on online internet based gaming because users can use their own PC's and broadband internet connections without the need for additional hardware requirements such as a Play Station or Xbox, without Our website can then be used as the primary method to distribute our game and any other key components.

Since  incorporation,  we have  not made any  significant  purchases  or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. Kryptic has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

NUMBER OF SHARES BEING OFFERED

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 999,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at a maximum of $0.05 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange. Please see the Plan of Distribution section at page 13 of this prospectus for a detailed explanation of how the common shares may be sold.

NUMBER OF SHARES OUTSTANDING

There were 5,499,000 shares of our common stock issued and outstanding at May 21, 2008.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

SUMMARY OF FINANCIAL INFORMATION

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited financial statements from October 11, 2007 (date of inception) to March 31, 2008 including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Plan of Operation" beginning on page 26 of this prospectus.

                                                          As at March 31, 2008
                                                          --------------------

     Current Assets                                              $54,260
     Current Liabilities                                           1,500
     Shareholders' Equity                                        $57,135

                                                        From October 11, 2007 to
                                                             March 31, 2008
                                                             --------------

     Revenue                                                     $    --
     Net Loss                                                    $(1,815)

We have just commenced our operations and are currently without revenue. Our company has no employees at the present time. As of March 31, 2008 accumulated deficit was $ (1,815). We anticipate that we will operate in a deficit position, and will continue to sustain net losses for the foreseeable future.

                                  RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Kryptic. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated on October 11, 2007, and have very limited operations. We have not realized any revenues to date. Our proposed video game product is under development and is not ready for commercial sale. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to March 31, 2008 is $ (1,815). Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, marketing and distribution of our product. We may fail to generate revenues in the future. If we cannot attract a significant number of subscribers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

     - the actual expenditures required to be made are at or above the higher range of our estimated expenditures;
     - we incur unexpected costs in completing the development of our product or encounter any unexpected difficulties;
     - we incur delays and additional expenses related to the development of our product or a commercial market for our product;
     -    we are unable to create a substantial market for our products; or
     -    we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

IF WE ARE UNABLE TO OBTAIN THE NECESSARY FINANCING TO IMPLEMENT OUR BUSINESS PLAN WE WILL NOT HAVE THE MONEY TO PAY OUR ONGOING EXPENSES AND WE MAY GO OUT OF BUSINESS.

Because we have not generated any revenue from our business, and we are at least 36 months away from being in a position to generate revenues, we will need to raise significant, additional funds for the future development of our business and to respond to unanticipated requirements or expenses. Our current cash balances will be extinguished within the next 12 months provided we do not have any unanticipated expenses. Our ability to successfully develop our product and to eventually produce and sell it to generate operating revenues also depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and if this occurs we will not be able to pay our development and marketing costs and we may go out of business. We may need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our planned video game and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. The resale of shares by our existing shareholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and cause negative impact on our ability to sell additional equity securities. Obtaining loans will increase our liabilities and future cash commitments, and there can be no assurance that we will even have sufficient funds to repay our future indebtedness or that we will not default on our future debts if we were able to even obtain loans.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OUR BUSINESS WILL FAIL AND YOU WILL LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures, which are currently budgeted at $48,000 for the next 12 months and we currently estimate that we need an additional $2.5-3 million to complete the development our game for commercial use (See "Description of Business and Plan of Operation".) If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET

Our survival is currently dependent upon the success of our efforts to gain market acceptance of one online video game that will ultimately represent a small sector in our targeted industry when it is completed. Should our target market not be as responsive to subscribe to our game as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

While many new products such at one that we are planning are regularly introduced, only a relatively small number of "hit" titles account for a significant portion of net revenue in our industry. Our product may not be a "hit", or competitors may develop titles that imitate or compete with our "hit" title, and take sales away from us or reduce our ability to command profitable revenue streams for our game. Hit products published by our competitors may take a larger share of consumer spending than we anticipate, which could cause our game revenues to fall below our expectations. If our competitors develop more successful products or offer competitive products at lower price, our revenue, margins, and profitability will decline.

PRODUCT DEVELOPMENT SCHEDULES ARE LONG AND FREQUENTLY UNPREDICTABLE, AND WE MAY EXPERIENCE DELAYS IN INTRODUCING OUR PRODUCT, WHICH MAY ADVERSELY AFFECT OUR REVENUES.

The development cycle for products such as that we are planning is long. We currently believe that the cycle for Krypton Jam will take at least 36 months. In addition, the creative process inherent in video game development makes the length of the development cycle difficult to predict. As a result we may experience delays in introducing our product. If an unanticipated delay affects the release of our online video game, we may not achieve anticipated revenues. Revenues will also be adversely affected if the game is delayed until after an important selling season or if market interest in the subject matter of our game declines from what we believe it is at present. A delay in introducing a new video game could also require us to spend more development resources to complete the game, which would increase our costs and lower our margins, or cause us to experience losses.

TECHNOLOGY CHANGES RAPIDLY IN OUR BUSINESS AND IF WE FAIL TO ANTICIPATE OR SUCCESSFULLY IMPLEMENT NEW TECHNOLOGIES OR THE MANNER IN WHICH PEOPLE PLAY OUR GAME, THE QUALITY, TIMELINESS AND COMPETITIVENESS OF OUR PRODUCTS AND SERVICES WILL SUFFER.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors', less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

WE WILL BE DEPENDENT ON THIRD PARTIES TO DEVELOP OUR PLAYABLE DEMO AND OUR ONLINE VIDEO GAME. ANY INCREASE IN THE AMOUNTS WE HAVE TO PAY TO HAVE OUR GAME DEVELOPED OR ANY DELAY OR INTERRUPTION IN PRODUCTION WOULD NEGATIVELY AFFECT BOTH OUR ABILITY TO MAKE A TIMELY INTRODUCTION, GENERATE REVENUES AND OUR RESULTS OF OPERATIONS.

We are planning to use third parties to develop Krypton Jam. We will have less control over third parties because we cannot control their personnel, schedule or resources. Any of these factors could cause a game not to meet our quality standards or expectations, or not to be completed on time or at all. If this happens, we could lose anticipated revenues, or our entire investment in Krypton Jam.

IF WE ARE UNABLE TO COMPLETE THE DEVELOPMENT OF OUR ONINE VIDEO GAME WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed development of Krypton Jam program and we have no revenues from the sale or use of our online video game. The success of our proposed business will depend on the completion and the acceptance of our game by the general public. Achieving such acceptance will require significant marketing investment. Our game, once developed and tested, may not be accepted by our customers at sufficient levels to support our operations and build our business. If Krypton Jam is not accepted at sufficient levels, our business will fail.

OUR ONLINE VIDEO GAME, WHEN DEVELOPED, MAY CONTAIN DEFECTS THAT WILL MAKE IT MORE DIFFICULT FOR US TO ESTABLISH AND MAINTAIN CUSTOMERS.

Despite testing during development, Krypton Jam may contain undetected design faults and software errors, or "bugs," that are discovered only after it has been played by customers. Any such default or error could cause delays in delivering our product or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. In addition, Krypton Jam has yet to gain acceptance in the market, and any delays or defects would likely have a more detrimental impact on our business than if we were a more established company.

WE  CURRENTLY  HAVE  NO  PROTECTION  BY ANY  TRADEMARKS,  PATENTS  AND/OR  OTHER
INTELLECTUAL   PROPERTY   REGISTRATIONS.   IF  WE  ARE  UNABLE  TO  PROTECT  OUR
INTELLECTUAL PROPERTY RIGHTS, OUR PROPOSED BUSINESS WILL FAIL.

We have not applied for any trademark, patent or other intellectual property registration with any governmental agency for our name or for our software product. At present we are planning to enter into non-disclosure agreements with employees to protect our technology. Despite our precautions taken to protect our proposed software programs, unauthorized parties may attempt in the future to reverse engineer, copy or obtain and use our video game. If they are successful we could lose our technology or they could develop similar programs, which could create more competition for us and even cause our proposed business operations to fail.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSONNEL, THE LOSS OF ANY OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only two employees and they are also our officers and directors. We depend entirely on Mr. Lagourgue and Mr. Qiang for all of our operations. The loss of either person will have a substantial negative effect on our company and may cause our business to fail. Neither of our officers and directors has been compensated for their services since our incorporation, and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of either Mr. Lagourgue or Mr. Qiang's services could prevent us from completing the development of our product and developing revenues. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officers and directors. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have not completed the development of our product and have yet to generate revenues. Our officers and directors have no prior online video game marketing or selling industry experience. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our video game will gain wide acceptance in its target market or that we will be able to effectively market our product.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

The interactive entertainment video game and software industry is intensely competitive and new interactive entertainment software products and platforms are regularly introduced. Our competitors vary in size from small companies with limited resources to very large corporations with significantly greater financial, marketing, and product development resources than we have. We would be considered one of the smallest with no commercial products at present. Due to their greater resources, our competitors can spend more money and time on developing and testing products, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, and pay more to third-party software developers than we can. In addition, competitors with larger product lines and popular titles typically have greater leverage with retailers, distributors, and other customers who may be willing to promote titles with less consumer appeal in return for access to such competitor's most popular titles. We believe that the main competitive factors in the interactive entertainment software industry include: product features and playability; brand name recognition; compatibility of products with popular platforms; access to distribution channels; quality of products; ease of use; price; marketing support; and quality of customer service.

We will be competing with Microsoft, Nintendo and Sony, who publish software for their respective systems. We also compete with numerous companies licensed by the platform manufacturers to develop or publish software products for use with their respective systems. These competitors include Activision, Atari, Capcom, Electronic Arts, Konami, Namco, SCi Entertainment, Sega, Take-Two Interactive Software, THQ, Ubisoft Entertainment and Vivendi Universal Games, among others. We face additional competition from the entry of new companies into our market, including large diversified entertainment companies. We believe that large diversified entertainment, cable and telecommunications companies, in addition to large software companies, are increasing their focus on the interactive entertainment software market, which will likely result in consolidation and greater competition.

Our current and potential competitors in the online games market segment include major media companies, traditional video game publishing companies, and companies that specialize in online games. Competitors in the short session games segment include MSN, Popcap, Real, AOL and Yahoo!. In the mid and long session MMOG online game segment, which our product is planned for, our competitors include Electronic Arts, Jagex, Midway, NC Soft, Ankama Games, Sony and Vivendi. Hits have captured a significant percentage of overall subscribers and this trend is expected to continue. Blizzard Entertainment, a division of Vivendi is the largest competitor in the MMOG market segment with its Wizard of Warcraft game. As of April 2008, it has approximately 10,000,000 subscribers or over 62% of the total subscriber market (1), compared to second place Jagex's Runescape with 1.2 million subscribers.

The barriers to entry in the internet based interactive entertainment industry, in which we are planning to operate, are also much lower because there are no publishing agreements with or royalties to be paid to the hardware manufacturers.

If we are unable to compete successfully, we could lose sales and market share. We also could experience difficulty hiring and retaining qualified software developers and other employees. Any of these consequences would significantly harm our business, results of operations and financial condition. There can be no assurance that we will be able to effectively compete with our competitors or that their present and future offerings would render our product obsolete or noncompetitive. This intense competition may have a material adverse effect on our results of operations and financial condition and prevent us from achieving profitable sales levels of our product.

FUTURE  REGULATION  OF THE  INTERNET  AND PRODUCT  CONTENT  COULD  RESTRICT  OUR
BUSINESS,  PREVENT  US FROM  OFFERING  SERVICE  OR  INCREASE  OUR  COST OF DOING
BUSINESS.

At present there are few laws, regulations or rulings that specifically address access to or commerce on the Internet. We are unable to predict the impact, if any, that future legislation, legal decisions or regulations concerning the Internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to internet communications, restricting content, imposing tariffs or regulations based on encryption concerns or the characteristics and quality of products and services, any of which could restrict our business or increase our cost of doing business. The increasing growth and popularity of the Internet and related services heighten the risk that governments or other legislative bodies will seek to regulate the service, which could have a material adverse effect on our business, financial condition and operating results.

Legislation is continually being introduced that may affect both the content of our product and its distribution. In the United States, the federal and several state governments are continually considering content restrictions on products such as our proposed product, as well as restrictions on distribution of such products. For example, recent legislation has been adopted in several states, and could be proposed at the federal level, that prohibits the sale of certain games (e.g., violent games or those with "M (Mature)" or "AO (Adults Only)" ratings) to minors. Any one or more of these factors could harm our business by limiting the products we are able to offer to our customers, by limiting the size of the potential market for our products, and by requiring costly additional differentiation between products for different territories to address varying regulations.

OUR OFFICERS AND DIRECTORS ARE ENGAGED IN OTHER ACTIVITIES AND MAY NOT DEVOTE SUFFICIENT TIME TO OUR AFFAIRS, WHICH MAY AFFECT OUR ABILITY TO CONDUCT OPERATIONS AND GENERATE REVENUES.

The persons serving as our officers and directors have existing responsibilities and have additional responsibilities to provide management and services to other entities. Mr. LaGourgue, our President and director, is also an independent consultant to the oil and gas industry in Alberta, Canada. We expect Mr. LaGourgue to spend approximately 30 hours a week on the business of our company and up to 40 hours in 10-12 months from the date hereof. Mr. Qiang, our Secretary Treasurer and one of our directors, is also a Senior Designer & Project Manager for VDZ International in Beijing, China. We expect Mr. Qiang to spend approximately 25 hours a week on the business of our company. As a result, demands for the time and attention from our directors and officers from our company and other entities may conflict from time to time. Because we rely primarily on our directors and officers to maintain our business contacts and to promote our product, their limited devotion of time and attention to our business may hurt the operation of our business.

OUR INDEPENDENT AUDITORS' REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our independent auditors, Moore and Associates, Chartered, state in their audit report, dated May 6, 2008 and included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all likelihood, continue to incur expenses without significant revenues into the foreseeable future until our product gains significant popularity. Our only source of funds to date has been the sale of our common stock. Because we cannot assure anyone at this stage that we will be able to generate enough interest in our product or that we will be able to generate any significant revenues or income, the identification of new sources equity financing is significantly more difficult, and if we are successful in closing on any new financing, existing investors will experience substantially more dilution. The ability to obtain debt financing is also severely impacted, and likely not even feasible, given that we do not have revenues or profits to pay interest or repay principal.

As a result, if we are unable to obtain additional financing at this stage in our operations, our business will fail and you may lose some or all of your investment in our common stock.

INVESTORS WILL HAVE LITTLE VOICE REGARDING THE MANAGEMENT OF KRYPTIC DUE TO THE LARGE OWNERSHIP POSITION HELD BY OUR EXISTING MANAGEMENT AND THUS IT WOULD BE DIFFICULT FOR NEW INVESTORS TO MAKE CHANGES IN OUR OPERATIONS OR MANAGEMENT, AND THEREFORE, SHAREHOLDERS WOULD BE SUBJECT TO DECISIONS MADE BY MANAGEMENT AND THE MAJORITY SHAREHOLDERS, INCLUDING THE ELECTION OF DIRECTORS.

Officers and directors directly own 4,500,000 shares of the total of 5,499,000 issued and outstanding shares of Kryptic's common stock and are in a position to continue to control Kryptic. Of these 5,499,000 shares, Mr. LaGourgue, our President, owns 3,000,000 shares and Mr. Qiang, our Secretary Treasurer and CFO owns 1,500,000 shares. Collectively they own 81.83% of our total outstanding common shares. Such control may be risky to the investor because our company's operations are dependent on a very few people who could lack ability, or interest in pursuing our operations. In such event, our business may fail and you may lose your entire investment. Moreover, investors will not be able to effect a change in the company's board of directors, business or management.

RISKS ASSOCIATED WITH OUR COMMON STOCK

DIFFICULTY FOR KRYPTIC STOCKHOLDERS TO RESELL THEIR STOCK DUE TO A LACK OF PUBLIC TRADING MARKET

There is presently no public trading market for our common stock, we have not applied for a trading symbol or quotation, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon effectiveness of this Form S-1. However, there can be no assurance that Kryptic's shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR SHARES BECAUSE THEY ARE CONSIDERED PENNY STOCKS AND ARE SUBJECT TO THE PENNY STOCK RULES.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or "OTC/BB". Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a "penny stock". In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding

$200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS WILL NEGATIVELY AFFECT OUR ABILITY TO EARN A PROFIT.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

INVESTORS THAT NEED TO RELY ON DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

BECAUSE WE CAN ISSUE ADDITIONAL SHARES OF COMMON STOCK, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 75,000,000 shares of common stock. At present, there are 5,499,000 common shares issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of Kryptic in the future.

SINCE OUR OFFICERS AND DIRECTORS OWN A SIGNIFICANT PERCENTAGE OF OUR ISSUED AND OUTSTANDING COMMON STOCK, ANY FUTURE SALES OF THEIR SHARES MAY RESULT IN A DECREASE IN THE PRICE OF OUR COMMON STOCK AND THE VALUE OF OUR STOCKHOLDER'S INVESTMENT

Our officers and directors, currently own 4,500,000 shares of the total of 5,499,000 issued and outstanding shares of our common stock. Collectively they own 81.83% of our total outstanding common shares. These shares are currently restricted from trading and Rule 144, these shares will only be available for resale to the public after April 11, 2008 for Mr. Lagourgue and May 24, 2008 for Mr. Qiang if:

     * We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A "shell company" is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents.
     * We have filed all Exchange Act reports required for the past 12 months; and
     * If applicable, at least one year has elapsed from the time that we file current Form 10 information on Form 8-K changing our status from a shell company to an entity that is not a shell company.

At present we are considered to be a shell company under the Exchange Act. If we meet the requirements at any date subsequent to April 11, 2008 and May 24, 2008 in the future, our officers and directors would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding which, in this case, will currently equate to approximately 54,900 shares in aggregate; or the average weekly trading volume of Kryptic Entertainment common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

 The possibility of future sales of significant amounts of shares held by them could decrease the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market. In such case, the value of your investment in us will decrease.

OTHER RISKS

ALL OF OUR ASSETS AND OUR OFFICERS AND DIRECTORS ARE LOCATED IN CANADA AND CHINA. THIS MAY CAUSE ANY ATTEMPTS TO ENFORCE LIABILITIES UNDER THE U.S. SECURITIES AND BANKRUPTCY LAWS TO BE VERY DIFFICULT.

Currently, all of our assets and each of our officers and directors are located in Canada and China and this is likely to remain so for at least the next 12 months. Therefore, any investor that attempts to enforce against the company or against any of our officers and directors liabilities that accrue under U.S. securities laws or bankruptcy laws will face the difficulty of complying with local laws in these countries, with regards to enforcement of foreign judgments. This could make it impracticable or uneconomic to enforce such liabilities.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 4-11 that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

              SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the "SEC") at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                  THE OFFERING

This prospectus covers the resale by certain selling stockholders of 999,000 shares of common stock, which were issued pursuant to a private placement offering made by Kryptic pursuant to Regulation S promulgated under the Securities Act.

                                 USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All proceeds from the sale of the common stock will go to the respective selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares of our common stock at a price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The offering price of $0.05 per share is based on the last sales price of our common stock under our private placement, which we closed on march 15, 2008, and does not have any relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

                                    DILUTION

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

                            SELLING SECURITY HOLDERS

All of the shares of common stock issued are being offered by the selling stockholders listed in the table below. None of the selling stockholders are broker-dealers or affiliated with broker-dealers. We issued the shares of common stock in a private placement transaction exempt from registration under the Securities Act pursuant to Regulation S.

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 999,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of May 21, 2008 and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholders.

                                                                         Number of Shares Owned
                                                                      by Selling Stockholder After
     Name of Selling              Common          Total Shares to     Offering and Percent of Total
Stockholder and Position,      Shares owned        be Registered        Issued and Outstanding (1)
  Office or Material           by the Selling       Pursuant to        # of                   % of
Relationship with Kryptic      Stockholder (2)     this Offering       Shares                 Class
-------------------------      ---------------     -------------       ------                 -----
Yan Chunlin                         26,000             26,000            --                     --
Fang Yonggang                       33,000             33,000            --                     --
Chu Zhijiang                        30,000             30,000            --                     --
Chu Huimin                          26,000             26,000            --                     --
Leng Chuanliang                     25,000             25,000            --                     --
Duan Xuguang                        30,000             30,000            --                     --
Li Ke                               26,000             26,000            --                     --
Wang Enlin                          33,000             33,000            --                     --

                                       12

Hu Jufeng                           28,000             28,000            --                     --
Li Xiuying                          24,000             24,000            --                     --
Liu Xia                             26,000             26,000            --                     --
Li Xuyang                           30,000             30,000            --                     --
Song Shaoyang                       25,000             25,000            --                     --
Tian Hongwei                        32,000             32,000            --                     --
Liu Shuyou                          26,000             26,000            --                     --
Sun Qiaoyun                         30,000             30,000            --                     --
Tan Xiaojing                        25,000             25,000            --                     --
Wang Xiandong                       34,000             34,000            --                     --
Xi Kaihua                           21,000             21,000            --                     --
Wang Zuopeng                        30,000             30,000            --                     --
Yin Hang                            32,000             32,000            --                     --
Zhang Dawei                         25,000             25,000            --                     --
Jiang Lili                          24,000             24,000            --                     --
Sun Haoxiang                        28,000             28,000            --                     --
Zhang Xuesong                       27,000             27,000            --                     --
Yang Yan                            33,000             33,000            --                     --
Liu Lijian                          30,000             30,000            --                     --
Wang Dewen                          21,000             21,000            --                     --
Yang Ningning                       22,000             22,000            --                     --
Zhang Xiaoxiao                      24,000             24,000            --                     --
Zhang Pan                           23,000             23,000            --                     --
Yang Fan                            22,000             22,000            --                     --
Liu Chen                            22,000             22,000            --                     --
Qiu Qiang                           22,000             22,000            --                     --
Lu Rongrong                         21,000             21,000            --                     --
Gui Hua                             21,000             21,000            --                     --
Wang Xiaojie                        21,000             21,000            --                     --
Yao Guiling                         21,000             21,000            --                     --

TOTAL                              999,000            999,000

----------
1) Assumes all of the shares of common stock offered are sold. Based on 5,499,000 common shares issued and outstanding on May 21, 2008.
(2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person. There are currently no shares subject to options, warrants or preferred stock.

There are no family relationships between any of the above noted stockholders and either of our Officers and Directors.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                              PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock in one or more of the following methods described below. Our common stock is not currently listed on any national exchange or electronic quotation system. There is currently no market for our securities and a market may never develop. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

     (a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
     (c)  an exchange distribution in accordance with the rules of the exchange;
          (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) privately negotiated transactions; (f) a combination of any aforementioned methods of sale; and (g) any other method permitted pursuant to applicable law, including compliance with SEC's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the SEC. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

                          TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Routh Stock Transfer, Suite 1000, West Plano Parkway, Plano, Texas, USA 75093. Their phone number is
(972) 381-2782 and their fax number is (972) 381-2783.

                            DESCRIPTION OF SECURITIES

We are authorized to issue 75,000,000 shares of common stock with a par value of $0.001. We are not authorized to issue shares of preferred stock. As at May 21, 2008 we had 5,499,000 common shares outstanding. There are no warrants, options or convertible securities outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Kryptic has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in our company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Kryptic.

Moore and Associates, Chartered have audited our financial statements for the period ended March 31, 2008 and presented its audit report dated May 6, 2008 regarding such audit which is included with this prospectus with Moore's consent as experts in accounting and auditing.

The O'Neal Law Firm, P.C., whose offices are located at 14835 East Shea Boulevard, Suite 103, PMB 494, Fountain Hills, Arizona 85268, has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus with the consent of the O'Neal Law Firm, P.C.

                             DESCRIPTION OF BUSINESS

BUSINESS OF ISSUER

Kryptic was incorporated on October 11, 2007 in the State of Nevada. We are a development stage company that only recently commenced with its business operations and we currently have no revenue and no significant assets. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.

Neither Kryptic, nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

PRINCIPAL PRODUCTS AND SERVICES

Our company's business is focused on the development and sale of internet based interactive entertainment games for use by the general public. We are in the early stages of developing our first game that we have named "Krypton Jam". We currently have no revenues and no user subscriptions for our game. We anticipate that we will not have a commercial product for at least 36 months, and currently estimate that we will require in excess of $2.5-3 million in additional financing to complete development and then subsequently launch our game.

We also must complete 3 major development milestones prior to having our game available for commercial sale and use. First, we are planning to complete a DVD based video trailer over the next 10 months of our operations. The objective is to provide a visually engaging and dynamic representation through motion graphics and special effects to illustrate the key components and processes of the Krypton Jam game. The trailer will contain summary representations of our proposed game, characters and realm development that we can use for presentations to the industry and financial community. It will also serve to give us valuable feedback on our concept from our own website viewers. We believe we have sufficient funding for our first year operations and completion of this task. We will then need to secure the additional financing to develop a playable demonstration model, and then the commercial game over the following minimum 26 month period.

Krypton Jam is planned to provide an engaging online game experience not currently available in the interactive video gaming industry. It is being designed to be a massive multiplayer online game ("MMOG") that will blend the characteristics of fantasy and sports in an engaging and intense environment. We are also designing our game for multiplayer online action to capitalize on the interactive and social elements of gaming. MMOG games involve role playing and multiple players participating simultaneously. Players are represented by a pre-configured avatar, which is controlled by the player. Typical activities involve exploration of a three-dimensional landscape, encountering other characters, communicating, competition and team play. They are recognized for their peculiar combination of "escapist fantasy" and "social realism" in settings and the building of relationships, status and solidarity. The player group meets through in-game communication systems, and devise strategies for how they will complete the challenge.

We believe Krypton Jam will provide the user with an experience of true team play, combining fast-paced fantasy quest style adventure and sports action, without the extreme violence and death typical of most currently available games. Our genre was designed to support positive messages and resolution of conflict through team work. The ultimate goal of the game is winning the title of "Master of the Kryptic Realms" by competing in quests and against various creatures on the basketball court. Each character within Krypton Jam will have its own strengths and weaknesses, abilities and magic. A diversified team will be required for any given competitor to win. Each court will have different attributes and obstacles to challenge or assist the players. As the tournament progresses, the challenges and geography of the courts will become increasingly complex. The quests will allow players to obtain new powers that are not initially accessible when creating their characters, giving advantages to those characters that succeed on both the court and on daring quests. We are also planning to add new characters, environments, story-line twists and secrets on a regular basis to keep the game fresh for the players, and interactive social chat rooms to avoid the downfalls of many previous on-line multi-player games, which typically become redundant and stale for the users over time.

We are focusing on online internet based gaming because users can use their own PC's and broadband internet connections without the need for additional hardware requirements such as a Play Station or Xbox. We can also then develop our game for commercial use without having to align ourselves with one of these hardware suppliers or designing our game to fit their particular standards. The internet is also better suited to role playing games because gamers can connect online with multiple people from multiple geographic regions in the world. For example, a user in Texas can play online against a team of youth anywhere else in the country or the world.

To date, we have only developed the overall storyline and initial renderings of our game storyboard development, including the creative elements associated with characters, game movements, realms, quest environments, and social chat rooms for players engaging outside of game play, along the logo for our brand.

When we complete the development and production of Kypton Jam, we plan to initially focus our marketing efforts in the United States. Our website www.krypticentertainment.com and www.kryptonjam.com is complete and will ultimately be used as the primary method to distribute our game and any other key components. We are initially planning to generate user revenues through monthly subscriptions, which is now the current industry pricing standard. The game will be priced for mass market use so that everyone with an interest in interactive online gaming can subscribe to the program. We plan to target youth between the ages of 14 and 25 years of age, and believe our game will appeal to both genders. This demographic is currently fueling significant interest in fantasy entertainment and the increasing sales of sports-based video games (such as NBA Live 2008, NBA Street Homecourt, and NCAA March Madness 2007). We believe that our high-action, team play approach may also capture the interest of pre-teens and older children. This may be further enforced by parents looking for engaging entertainment for their children, without the violence that has become so commonplace in mainstream games.

These planned distribution and revenue models may undergo significant revisions, as we get closer to launching our commercial game. At this stage in our development, there can be no assurance that we will be successful in generating revenues from our game, or that users will be receptive to playing Krypton Jam.

THE MARKET

We consider our proposed business to be part of the overall entertainment industry. At the most fundamental level, our product, when completed, will compete with other forms of entertainment for the leisure time and discretionary spending of consumers.

Video games achieved wide popularity in the early 1980's with the introduction of the Atari and other home game systems. Since their introduction, video games have increasingly become mainstream entertainment choice for both children and adults. New generations of console game systems, improved graphics and expanded artificial intelligence capabilities of the new platforms have significantly enhanced game play and enabled rapid significant industry growth. With continuing growth in broadband Internet subscribers, together with better networking technology and multimedia encoding techniques, it is becoming increasingly feasible to provide the same if not better quality entertainment through the Internet than was previously seen, heard and/or felt only through other more conventional distribution mediums such as game consoles.

Video games are played by a large majority of the general American population. Despite general conceptions that game players are generally children and teens, the Entertainment Software Association (www.esa.com) found that current user demographics, which directly apply to our proposed business, show that:

     * Sixty-seven percent of American households play computer and video games.
     * The average game PLAYER is 35 years old and has been playing games for 12 years.
     * Thirty-five percent of American parents say they play computer and video games. Further, 80 percent of gamer parents say they play video games with their kids. Sixty-six percent feel that playing games has brought their families closer together.

     * Forty-nine percent of game players say they play online internet based games one or more hours per week, which is up from 31 percent in 2002. Fifty six percent of online game players are male and 44 percent are female.

On January 6, 2008 the Consumer Electronics Association announced at the annual Las Vegas Consumer Electronics Show that overall U.S. industry sales are projected to reach $17.9 billion in 2008, up 13 percent from an estimated $15.8 billion in 2007. They estimated that the global video game industry likely approached $40 billion in revenue in 2007. Demand for related software is expected to jump, as game owners beef up their libraries of new titles. "Software in 2007 had phenomenal growth, riding the wave of hugely successful title launches. In fact, the focus for 2008 will be in the software category, where CEA estimates a 26 percent increase in sales over 2007," said CEA spokeswoman Jennifer Bemisderfer. Software sales are expected to rise to $11.5 billion in 2008, up from $9.1 billion in 2007.

Total US software sales include revenues generated from online games and the highly successful massive multiplayer online games ("MMOG") segment, which we are planning to develop. According to a 2006 PricewaterhouseCoopers report, U.S., online games should see the biggest gains through 2011. PwC predicts the online segment will expand from an estimated $1.1 billion market in 2006 to $2.7 billion in 2011. A March 2007 Screen Digest report found that while 87 percent of MMOG revenue is generated through subscriptions, new business models that rely on virtual item sales and in-game advertising are on the rise. New business models and new customers that aren't traditional gamers will be a continuing trend through 2011. MMOGchart.com has published data showing average yearly growth in total MMOG subscriptions since 2004 is 17.3%.

Strategy Analytics found that global online games market generated $3.8 billion in 2006 and projects that the market will grow with a compound annual growth rate of approximately 25% in the 2007-2011 forecast period to reach $ 11.8 billion, or approximately one-third of the total games software market by 2011. "The main driver for sustained growth in the online games market will be the continued uptake of broadband services around the world", adds David Mercer, Principal Analyst at Strategy Analytics. "Additionally, the very lucrative revenue opportunity in both the massively multiplayer segment and the electronic sell through market will continue to attract new entrants into the online games market." (www.strategyanalytics.net/default.aspx?mod=PressReleaseViewer&a0=3569)

According to the Entertainment Software Association (http://www.theesa.com) 2007 report on Sales, Demographics and Usage Data, MMOG related games comprise approximately 28% of the online internet based games universe. The remainder is puzzles, board games and shockwave mini games that generally short session games played by one individual and very short in duration. MMOG games generally host several to many simultaneous players organized into teams involving longer term action or quests. We consider our proposed game falling into this category because it involves a sports team play based basketball game.

According to MMOGchart.com, as of April 2008, 94.2% of the MMOG of the market falls into the genre category of fantasy role playing, 3.7% in sci-fi role playing (including superheroes), 0.2% in combat simulation / FPS, and 1.9% in the social / other category. Highly successful and "hit" MMOG games, such as World of WarCraft, are very carefully designed to take full advantage of the respective genre and demographic market characteristics. In order to maintain player interest in the game (and thereby preserve revenue streams), MMOG producers regularly introduce new features, such as special challenges or quests, or new areas of the environment to explore. Most new features merely provide an additional - optional - diversionary task for players. Others can cause significant changes to the game. For example, the producers of World of Warcraft introduced an "illness", obtained by being splattered with infected blood when killing a particular creature.

We believe MMOG games will continue to experience significant growth and represent the next watershed in electronic games for the following reasons:

     * The games offer regular content updates with changing story lines through downloads and flexible architecture, keeping the game dynamic and fresh for players
     * The games extend the realism of game play, by offering cutting edge technology, which makes the player feel they are actually part of the environment
     * The games create new opportunities to foster competition and mutual aid, by engaging mutual friends or players in a `combat', team or support situation
     *    The  games  present  a  compelling  new  social  environment,  and  an opportunity to meet new friends and share similar mind frames, existence, and survival techniques.
     * The games offer an attractive new and recurring revenue source for game companies, as evidenced by the top performers who attain many subscribers in their compelling games (see "Competition and Competitive Strategy" below)

COMPETITION AND COMPETITIVE STRATEGY

We do not yet have a commercial product available for sale. When complete, Kyrpton Jam will be competing in the entertainment industry for the leisure time and discretionary spending of consumers with all other forms of entertainment media. Our competitors vary in size and cost structure from very small companies with limited resources to very large, diversified corporations with greater financial and marketing resources than ours. We are considered the smallest as we do not currently have a commercial product yet available for sale or use. We compete with venture capital funded start-ups, traditional independent video game publishers, hardware and software manufacturers, casual entertainment websites, social networking websites, mobile games developers, foreign games developers and large publicly held media companies.

Our competitors with greater resources are able to spend more time and money on concept and focus testing, game development, product testing and marketing. Our business is driven by hit titles, which will require us to invest significantly in production and in marketing. It is also characterized by the continuous introduction of innovative new titles and the development of new technologies. Competition is also based on product quality and features, timing of product releases, brand-name recognition, quality of in-game content, access to distribution channels, effectiveness of marketing and price. In addition, regardless of our competitor's financial resources or size, our success depends on our ability to successfully execute our competitive strategies.

We will be competing with large multi national public companies such as Microsoft, Nintendo and Sony, who develop and mass market their own proprietary hardware platforms for a large variety of games and publish software for their respective systems. Each of these competitors also has the financial resources to withstand significant price competition and to implement extensive advertising campaigns, particularly for prime-time television spots. We also will compete with numerous companies licensed by these platform manufacturers to develop or publish software products for use with their respective systems. These competitors include Activision, Atari, Capcom, Electronic Arts, Konami, Namco, SCi Entertainment, Sega, Take-Two Interactive Software, THQ, Ubisoft Entertainment and Universal Games, among others. We face additional competition from the entry of new companies into our market, including large diversified entertainment companies that have begun to develop games based upon their own highly recognizable brands, and, as a result, stand to become more direct competitors. Disney Interactive Studios recently expanded its internal software game publishing efforts and Viacom has expanded its efforts in interactive entertainment software publishing.

ONLINE GAMES AND MMOG'S

Our direct competition in the MMOG online games market segment is also highly competitive and characterized by frequent product introductions, new business models and new platforms. The barriers to entry in the online games segment are significantly less onerous, due to the lack of the requirement for a specific hardware platform. The game player's personal computer and a high speed internet connection serve as the platform. As the proportion of households with a broadband connection increases, we expect new competitors to enter the market and existing competitors to allocate more resources toward developing online games. As a result, we expect competition in the online games market segment to intensify.

Our current and potential competitors in the online games market segment include major media companies, traditional video game publishing companies, and companies that specialize in online games. Competitors in the short session games segment include MSN, Popcap, Real, AOL and Yahoo!. In the mid and long session MMOG online game segment, which our product is planned for, our competitors include Electronic Arts, Jagex, Midway, NC Soft, Ankama Games, Sony and Vivendi. Hits have captured a significant percentage of overall subscribers and this trend is expected to continue. Blizzard Entertainment, a division of Vivendi is the largest competitor in the MMOG market segment with its Wizard of Warcraft game. As of April 2008, it has approximately 10,000,000 subscribers or over 62% of the total subscriber market (1), compared to second place Jagex's Runescape with 1.2 million subscribers.

The five biggest direct competitor online games known to us as of the date hereof are:

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

                                                                                                                    04/2008
                                                                                                      Number         Market
Game Name                         Characteristics                      Pricing                    Subscribers(1)    Share(1)
---------                         ---------------                      -------                    --------------    --------
World of  Warcraft           Unique user experiences,           Subscription based play,            10 million        62%
(www.worldofwarcraft.com)    user and respective teams          options include month to month
Blizzard Entertainment       can play at their own pace         pkg ($14.99 per month); 3
(division of Vivendi)                                           month plan ($13.99 per month);
                                                                6month plan ($12.99 per month)

Runescape                    Ability to develop skills          Monthly subscription as low         1.2 million      7.5%
www.runescape.com            with mini games / villains         as $5 USD per month
Jagex Ltd.                   added to each quest

Lineage/Lineage II           Offers range of games so           $14 - $15 monthly fee               2.1 million     12.9%
www.lineage.com              you are not limited to
www.lineage2.com             specific game play
Ncsoft, Inc.

Final Fantasy                Fantasy world play combining       $12.95 per month                    500,000          3.1%
www.playonline.com           magic, swords, monsters, where
Square Enix Co. Ltd.         players compete individually or
                             within team environment

Dofus                        Challenging game play compels      $13.95 per month                    450,000          2.8%
www.dofus.com                players to enter different
Ankama Games                 universes and worlds of fantasy

----------
(1) Source:MMOGchart.com study version 23.0 released April 2008

KEY SUCCESS FACTORS

In order for our company and our game to be successful we must play close attention to all of our direct and indirect competitors. We plan on carefully investigating the competition and their respective games on a regular basis, and carefully analyze the positive and negative elements of their games, pricing, and possible threats to us. If we fail to do so, our business will likely fail.

For game development to be successful, we must either build our own or contract with a development team that is comprised of a creative, experienced group of game designers and programmers that can set Krypton Jam apart from its potential competition, with expertise in state of the art design and implementation skills. Our research to-date suggests that Krypton Jam's fantasy/sports environment represents an emerging genre. Many of these industry leaders noted herein currently do not offer the unique game experience that we plan to provide. Furthermore, the industry is now saturated with violence and unhealthy characteristics. We believe the attributes of Krypton Jam will promote teamwork, fast-paced sports/team play action and visual intensity without violence.

In order for our game to be a success, it also must offer:

     * Differentiated & Dynamic Quality Content - Krypton Jam is planned to offer a visual experience like no other. Attention to detail will be essential to ensure that the characters and environment look on par if not superior to other games of its caliber. At the same time, the game must continue to develop a story that is extremely interesting to its players. The content will be dynamic with twists in the story and game that will keep players engaged. This will become more important as additional competitors enter the market with similar games.

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     *    Empowering - The target audience must feel that they have a `say' in what happens to the characters in the game, giving the player the illusion and pleasure of taking action without having to deal with the responsibility and repercussions of such actions. We plan on setting up chat rooms on the Krypton Jam web site that will encourage the audience to talk about their experiences and share thoughts on the game, thus capturing their loyalty and making the site a part of their daily lives so the characters become "real" to them.
     * Entertaining - The target audience needs to be drawn to the experience, and made to forget about the reality around them while they focus on the new cyber-world that Krypton Jam presents to them. The experience needs to be commanding so that it becomes a topic of conversation among the consumers' friends and colleagues.
     * Customer Focused - We plan to provide content updates to Krypton Jam to provide an ongoing captive experience for the user and ensure that they leave the game happy, keen to relate their entertainment experience to all their friends and anxious to log-on to enjoy the next competition, hopefully bringing friends to share the experience. Customer complaints or suggestions will be dealt with to the best of our ability to ensure customer satisfaction, thus encouraging positive word of mouth recommendations of our product.

Because of our small size and lack of revenues relative to our competition, Krypton Jam must be priced competitively when it is completed. In order for the game and company to be successful, we will first need to alert our target market about Krypton Jam among the vast selection of other titles in the market. This will require significant advertising or a partnership with a distributor that believes in the potential in the game and has the creative marketing clout to draw attention to the game.

SALES STRATEGY

We are still in the planning and formulation stages with respect to the development and commercialization of our product. We are at least 36 months away from being in a position to generate revenues from our game.

We plan on pricing Krypton Jam competitively on a monthly subscription basis when it is ready for sale. Even though average pricing for online games currently ranges between $5-20 /per game/per month, we believe prices and subscription rates will decline in the future due to increasing competition, so we will likely receive less when our game is ready to play commercially. We are designing the game and our website so that users can download the game software directly from the website. Our website will also include capabilities to accept and account for user subscriptions. We also plan on offering no charge trial period to entice users and using advertising targeted to our target market to attract subscribers.

In addition to our corporate information and other standard sections contained on our company website at www.krypticentertainment.com, we plan to use our site as a major `hub' for our game storyline, character development, new character releases, current game trends, new game capabilities and concepts. In the future when we commercialize the game, we also plan to include an online `community'
aspect, where forums, news rooms and `chats' will be available for players and prospects to discuss the game, share stories and playing techniques. By creating a `community' aspect around www.krypticentertainment.com our site will become known as a place to look not only for upcoming events, tours, and promotions/contests, but also a domain for people to share strategy and techniques and exchange ideas.

DISTRIBUTION OF PRODUCTS OR SERVICES

We are planning to distribute our game online over the internet. We do not anticipate any other form of distribution at this time. Player access to the game will be downloaded from the Kryptic Jam game servers, which we will either own or lease. The actual game software will be kept on servers, and will we will charge players for access.

This business model is rapidly becoming the distribution method of choice for smaller gaming companies, due to the proliferation of residential broadband penetration, inexpensive computer software and graphics packages, and loyal online gamers seeking fresh content. Online, internet based platforms reduces significant costs associated with setting up and maintaining conventional distribution channels such as retail sales. Under conventional channels, revenue

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streams for the  producing  game title  company are also reduced by  significant margins or markups given to the wholesaler and retail distributors. Retail distributors generally also insist on implementation of their own sales programs with little or no input from the producer, particularly small produces such as our company. Online distribution directly to the game player also allows for significantly greater flexibility in managing sequels and/or second additions, without the permission of wholesale or retail partners or distribution channel agreements.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

There are no constraints on the sources or availability of products and supplies related to our business. We are planning to hire third party contractors to complete the development of the storyline for the DVD based game trailer, playable demo and actual game platform. The trailer will contain summary representations of our proposed game, characters and realm development that we can use for presentations to the industry and financial community. It will also serve to give us valuable feedback on our concept from our own website viewers. This trailer will consist of characters, game elements, realm & quest environments, and the social chat room aspects associated with MMOG cultures. These elements will be edited successfully into the storyline with voice-over audio enhancements.

We have already identified several suitable firms to develop the DVD Trailer, which will also supply all of their own computer hardware and development software. They were evaluated on their expertise in developing products in a specific category such as our planned game, and we will enter into a contract that will specify milestones, work requirements and cost. We will also ensure that we retain all rights to publish and/or distribute sequels, conversions, enhancements, and add-ons to the product initially being produced by the third party developer. We estimate the DVD trailer development will be completed over the next 10 months. This includes the creation of pre and post-production elements including the storyline, graphic storyboard, character sketches/development, realm environments and final editing and rendering for the DVD. We have not yet entered into any contracts for these services.

The next milestone is development of the playable demo. Our officers and directors plan to commence with several phases of this development within the next 10-12 months (See "Plan of Operation"). The development and completion of the playable demo is anticipated to take 12 months. The most important initial aspect of playable demo phase is selection of a suitable back-end game engine. A cost-effective and robust game engine will be critical to the success of the playable demo to ensure it meets the complexities of our title in-game graphics, and character/realm/quest complexities associated with a sports-based fantasy game.

Game engines are the core software component of our online game, providing the underlying technologies to run the Kypton Jam game on multiple desktop operating systems such as Linux, Mac OS X, and Microdoft Windows. The core functionality typically provided by a game engine includes a rendering engine ("renderer") for graphics, a physics engine and collision detection, sound, scripting, animation, artificial intelligence, networking, streaming, memory management, threading, and a scene graph. COLLISION DETECTION involves algorithms for checking for collision, i.e. intersection, of two given solids. A PHYSICS ENGINE is a computer program that simulates physics models, using variables such as mass, velocity, friction and wind resistance. It can simulate and predict effects under different conditions that would approximate what happens in real life or in a fantasy world. The scene graph is a structure that arranges the logical and spatial representation of a graphical scene. Each application is highly important as it relates to the other, and to the overall game engine itself to ensure realistic player interaction. The process of game development will be largely determined by the correct decision in purchasing an exceptional engine for our title. Examples of a few game engine companies researched to-date include: Heroengine.com, Gamebryo.com, Realmcrafter.com. A more comprehensive and in depth game engine research is required prior to engaging any company offering such a service.

Subsequent  to  the  completion  of  the  playable  demo,  the  development  and production  of our  actual  game is  highly  dependent  on the  third  party  we ultimately choose, and it must include an experienced group of creative, production, and technical professionals. Our officers and directors will be responsible for the entire development and production process including the supervision and coordination of internal and external resources. The third party development team will assemble the necessary creative elements to complete our game using, where appropriate, outside programmers, artists, animators, scriptwriters, musicians and songwriters, sound effects and special effects experts, and sound and video studios. The software contractors that we choose must be highly experienced with:

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     -    Internet and website software design and applications
     -    Platform, Application, and User-Written Architecture Software
     -    The use of PhP, CURL, Maya 3D programming languages
     - CGI, PowerBuilder, XVT, MS Visual C++, Xt Intrinsics, Xlib, UIM/X, MS Windows (3.1), SYBASE, Transact-SQL, Excelerator
     - Coding, Compilation, Documentation, Integration, Software Testing enablers.
     - The use of MySQL and ER (Entity Relationship) Modelling database programming language

We currently do not anticipate any supply or manpower availability constraints with respect to identifying and choosing any of the contractors we require. Because we are at least 20 months away from starting the development of the actual game, any significant change in these circumstances could materially impact our ability to complete the game, our cash requirements and our operations.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We plan on selling our products and services directly to end use consumers over the internet. Our intended offering is also priced for mass market consumption. Therefore, we do not anticipate dependence on one or a few major customers into the foreseeable future.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We currently do not own any intellectual property have not obtained any copyrights, patents or trademarks in respect of any intellectual property. Interactive entertainment software is susceptible to piracy and unauthorized copying. Our primary protection against unauthorized use, duplication and distribution of our products is copyright and trademark protection of our game and any related elements and enforcement to protect these interests. As we get closer to developing our game, we plan to copyright and trademark the following:

     * Trademarks associated with elements of the game, such as the game logo;
     *    Trademarks under which the game is marketed;
     * the copyrights for the game software, including the game's audiovisual elements

We do not anticipate copyrighting or trademarking any assets over the next 12 months. We plan to register copyrights and trademarks in countries where we sell our game. We may seek other protection over these assets if we have the cash resources to do so. .

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

EXISTING OR PROBABLE GOVERNMENT REGULATIONS

There are no existing government regulations, nor are we aware of any regulations being contemplated, that would adversely affect our ability to operate.

USE OF THE INTERNET FOR SALES OF OUR PRODUCTS

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

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
     *    sales and other taxes;
     *    user privacy;
     *    pricing controls;
     *    characteristics and quality of products and services;
     *    consumer protection;
     *    libel and defamation;
     *    copyright, trademark and patent infringement; and
     *    other claims based on the nature and content of Internet materials.

These new laws may impact our ability to market our product and services in accordance with our business plan.

Legislation is also continually being introduced that may affect both the content of video games and their distribution. In the United States, the federal and several state governments are continually considering content restrictions. Recent legislation has been adopted in several states, and could be proposed at the federal level, that prohibits the sale of certain games (e.g., violent games or those with "M (Mature)" or "AO (Adults Only)" ratings) to minors. Any one or more of these factors could harm our business by limiting the products we are able to offer to our subscribers, by limiting the size of the potential market for our products, and by requiring costly additional differentiation between products for different territories to address varying regulations.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We do not anticipate conducting any software development activities related to Krypton Jam over the next 12 months. Our plan of operations for the next 12 months is to complete development of the DVD trailer, raise financing for the playable demo and prepare to start with the development of the playable demo. Software development activities are planned to follow in the second year of our operations, provided we are successful in attracting suitable financing.

COMPLIANCE WITH ENVIRONMENTAL LAWS

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

FACILITIES

We rent executive office facilities located at Suite 208, 800 N. Rainbow Blvd Las Vegas, NV, 89107. This is a shared office facility, which offers office space and secretarial and administrative services for $150 monthly. We may cancel upon 30 days written notice. This location will serve as our primary executive offices for the foreseeable future. Mr. Lagourgue and Mr. Qiang also work from their respective residences in Canada and China at no charge to our company. We plan on contracting all of our software development activities with third parties for at least the next 12 months so we have no requirement for additional facilities for these operations.

EMPLOYEES

Kryptic has no employees at the present time. Our officers and directors, are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth. We do not expect to hire any employees within the first year of operation. We have no intention of hiring employees until we have sufficient financing for the completion of our playable demo. Our officers and directors are planning to do whatever work is required until our business reaches this milestone. Human resource planning will be part of an ongoing process that will include regular evaluation of our operations and revenue realization.

Over the next 12 months, Mr. John Lagourgue will be primarily responsible for:

     -    General management of our company's operations
     -    Creation  of  the  storyline  DVD  content   required  for  storyboard
          implementation for the DVD trailer
     -    Ensuring the game development plan is on budget and on schedule
     - Hiring and management of contractors for development and completion of the DVD trailer

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
     - Researching and identifying the most effective game engine for our playable demo and full game
     -    Management and direction of financing activities

Mr. Shan Qiang will be responsible for:

     -    Preparing and updating our website
     -    Financing activities
     -    Daily administration and bookkeeping activities
     - Researching and identifying the most effective game engine for our playable demo and full game
     - Identify, interview and select software developers for playable demo stage
     - Researching all technical variables of Game Engine relating to software programming
     -    Developing programming schedule for playable demo
     -    Implementation of the game engine into software platform.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements

                             DESCRIPTION OF PROPERTY

We do not own any property, real or otherwise. We rent executive office facilities located at Suite 208, 800 N. Rainbow Blvd, Las Vegas, NV, 89107. This is a shared office facility, which offers office space and secretarial and administrative services for $150 monthly. We may cancel upon 30 days written notice. This location will serve as our primary executive offices for the foreseeable future. Mr. Lagourgue and Mr. Qiang also work from their respective residences in Canada and China at no charge to our company. We plan on contracting all of our software development activities with third parties for at least the next 12 months so we have no requirement for additional facilities for these operations. We have also contracted to maintain and host web server space for our website with a third party hosting business at minimal cost.

We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

We do not have any investments or interests in any real estate. Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, nor are we aware of any governmental authority contemplating any legal proceeding against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Currently there is no public trading market for our stock, and we have not applied to have our common stock listed. We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon effectiveness of this Form S-1. No trading symbol has yet been assigned.

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
RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. Upon the registration statement in which this prospectus is included becoming effective, we will seek out a market maker to apply for quotation of our common stock on the NASD's OTCBB.

Quotations on the OTCBB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of the filing of this prospectus, we have 40 shareholders of record of Kryptic common stock. We are registering 999,000 shares of our common stock held by 38 non-affiliated investors under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. This does not include the 4,500,000 shares held by our Officers and Directors.

RULE 144 SHARES.

3,000,000 and 1,500,000 shares of the common stock will be available for resale to the public after April 11, 2008 and May 24, 2008 respectively in accordance with Rule 144 of the Act. As of the date of this prospectus, persons who are our Officers and Directors (affiliates) hold all of the 4,500,000 shares. These shares are currently restricted from trading under Rule 144 will only be available for resale to the public if:

     * We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A "shell company" is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents.
     * We have filed all Exchange Act reports required for the past 12 months; and
     * If applicable, at least one year has elapsed from the time that we file current Form 10 information on Form 8-K changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company under the regulations. If we meet the requirements at any date subsequent to the dates noted herein in the future, our officers and directors would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding which, in this case, will currently equate to approximately 54,900 shares in aggregate; or the average weekly trading volume of Kryptic common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

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
DIVIDENDS

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: Kryptic would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

DIFFICULTY TO RESELL KRYPTIC STOCK, AS THE COMPANY HAS NO EXPECTATIONS TO PAY CASH DIVIDENDS IN THE NEAR FUTURE

The holders of our common stock are entitled to receive dividends when, and if, declared by the board of directors. We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business. To date, we have not paid cash dividends on our common stock. This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

                                PLAN OF OPERATION

We are a development stage company with very limited operations to date, no revenue, very limited financial backing and few assets. Our plan of operations over the next 12 months is to gain support for our concept and raise sufficient suitable financing to commence with the development of our playable demo for our Krypton Jam online MMOG game. In order to achieve our plan, we have established the following goals over the next 12 months:

     * Create and execute a DVD trailer which illustrates our game concept within 10 Months
     *    Upload our trailer on our company website after completion
     * Secure additional suitable financing to continue into the next phase our game development (ie:Playable Demo)
     * Research & select of most effective game engine for Krypton Jam requirements
     * Upon selection of game engine, interview programming specialists who have experience with specific coding languages to develop and support the game engine

Our business objectives are:

     * Complete our game, achieve ongoing profitability and create value for our stockholders and our subscribers.
     * Become a well-recognized brand & entertaining game destination for online gamers
     * Develop a leadership role over time in pioneering mixed-genre massive multiplayer online games.

During the first stages of our company's growth, our officers and directors will provide most of the labor required to execute our business plan at no charge. Since we intend to operate with very limited administrative support, the officers and directors will continue to be responsible for administering the company for at least the first year of operations. Management has no intention at this time to hire additional employees during the first year of operations. Due to limited financial resources, each of the management team will dedicate between 25-30 hours per week, to ensure all operations are executed.

ACTIVITIES TO DATE

Prior to the date hereof, we have secured shared office space for $150 monthly for our executive offices, and created a brand logo for our business. In February 2008 we launched our website, which is accessible at www.krypticentertainment.com or www.kryptonjam.com. The website architecture is in tablular format and has been designed to allow easy navigation for our users. The cost was $4,500 and included editing written content, structure layout, uploading graphics, beta test on all tabs and an investor submission form.

Our Officers and Directors estimate they spent approximately 180 hours on research and execution of a Krypton Jam game development plan. This plan includes a detailed overview related to storyline, in-game character and realm development, game engine timeline, and unique game features. The plan was developed to provide an internal road map for the overall game development plan and a clear direction for the next steps of engaging a creative development firm for the creation of the DVD trailer.

EXPENDITURES

The following chart provides an overview of our budgeted expenditures using our existing cash resources, by significant area of activity for each quarter, over the next 12 months. We are currently in the first month of this plan.

                                                                                                   12 Month
                                                  Q1           Q2           Q3           Q4          Total
                                                -------      -------      -------      -------      -------
Legal/accounting                                $ 1,500      $ 1,500      $ 1,500      $ 3,500      $ 8,000
Transfer agent                                    1,500           --           --           --        1,500
Office rental                                       450          450          450          450        1,800
Office expenses & miscellaneous                   1,000        1,000        1,000        1,000        4,000
Storyline development                             3,500                                               3,500
Storyboard development                            1,000                                               1,000
Creation of realm descriptions and sketches                    7,500                                  7,500
Character development                                                       5,000                     5,000
DVD trailer production                                                                   9,000        9,000
                                                -------      -------      -------      -------      -------
TOTAL                                           $ 8,950      $10,450      $ 7,950      $13,950      $41,300
                                                =======      =======      =======      =======      =======

These expenditures are described in detail by quarter in "Milestones".

MILESTONES

Q1 (MAY  - JULY, 2008)

We are planning the following game development tasks:

     * Obtain quotes from companies to produce our DVD trailer, based on our budget, timeline and creative expectations.
     * Work with the successful contractor to complete a detailed storyline based on our Krypton Jam Business & Game Development Plan, which has already developed by our officers and directors. We are budgeting $3,500 of this process. The outcome will encompass a detailed storyline, completed game elements, our unique game features, stylistic in-game movement patterns, game development strategy, market analysis, and competition. It will also detail how the game player will interact with the game, the fantasty realms a player would expect to encounter, character feature sets, and the circumstances of why special character powers are deployed in the game.
     * On completion of the storyline, create a story board identifying each of the actions to be included in each frame of Storyline. This story board is a series of sketches showing each shot of the DVD Trailer, with dialogue and scene number notations. This is used to plot the sequence of the DVD. This will be completed by end of July at a budgeted cost of $1,000.

Q2 (AUGUST - OCTOBER 2008)

Our development activities during this quarter are focused on realm descriptions and sketches. These activities include:

     * Identification of suitable Krypton Jam realm descriptions with our selected DVD Trailer Company. We plan to develop five major Kryptic realm descriptions, which will include detailed sketches of each realm. Sketches will include an overall introduction, landscape, terrain and climate features.

     *    The process/outlines of sketch schematics includes:

          * Thumbnail Sketches: These are created first to confirm stylistic direction between our company and the contractor. Two Kryptic realms will be thumbnail sketched first before moving on to more detailed sketching phase for all the realms
          * Kryptic Realm Sketches: Once we have reached agreement on stylistic attributes through creation of the thumbnail sketches, we will then work with the contractor to develop detailed sketches of all 5 Kryptic realms incorporating textures, shapes and overall scale. This stage does not include character development.
          * Kryptic Realm Illustrations: Full Color schemes will be created and approved based on the sketches, for all Kryptic realms, incorporating both wide angle and close up views. These two angles will ultimately be showcased on the DVD Trailer.

We are budgeting $7,500 for creation, modifications and approval of all realm descriptions and sketches, which we are planning to complete in the second quarter.

Q3 (NOVEMBER 2008 - JANUARY 2009)

During the third quarter, we plan on to focus character development, which will encompass all in-game & character features. We will work closely with a creative development firm, which we will have to select. The major milestones that we expect to complete are:

     * Pre-production game analysis and elements. This includes Krypton Jam unique in-game features, quests, character spells & player abilities, in-game socials and virtual chat rooms, virtual merchandising identification. Our officers and directors will be directly responsible for this phase.
     * Phase 1 character development. This work will be performed primarily by a yet to be selected creative firm. They will be responsible for developing five character descriptions, including character introduction, look, strengths, weaknesses, special effects/abilities. They will then create two stylistic thumbnail sketch versions for our company.
     * Phase 2 will include detailed character sketches, which will incorporate textures, shapes, scale, and color schemes for the characters: Four views will be developed for each character, ie: front, back, side, top.

We are budgeting $5,000 for the third party costs for the creative development firm.

Q4 (FEBRUARY - APRIL 2009)

We plan to produce the DVD Trailer by February 2009. The objective is to provide a visually engaging and dynamic representation through motion graphics and special effects to illustrate the key components and processes of the Krypton Jam game. We also believe the trailer will give us the equivalent of a beta and editing analysis of our proposed game, characters and realm development through critique by industry members, the financial community and our own website viewers. The process includes:

     * apply our character and realm illustrations to a stimulating and interesting visual presentation
     * describe the storyline with voice-overs in conjunction with the sketched visuals
     * describe the technical and organizational aspects of the planned Krypton Jam game through organizational charts, and still images
     * sound design and post-production optics with voiceovers. This step will require the selection of a "voice", preferably someone with radio or announcement experience. The audio file will then be uploaded into post-production editing suite, and timed accordingly with the character and realm movements in order that the audio (voice) storyline is accurately timed with the visual DVD. This is achieved with our creative development firm.

We are budgeting $9,000 for the production and completion of DVD Trailer. This will include all final renderings, and the upload to our Kryptic website.

During the 4th quarter, Mr. Qiang is planning to complete the following preliminary activities related to the development of the playable demo:

     * Write job descriptions for software programmers/concept developers/graphics specialist, 3D animators, tools designer, production specialist, artificial intelligence specialist and editors for playable demo stage.
     * Begin technical research on software elements within game engine - including all source codes and rendering parameters to ensure smooth in-game visuals for Game Title.
     * Develop preliminary plan for playable demo modeling, lighting, texturizing, and interfacing.
     * Confirm all realms and characters considered for playable demo. Modify realm/character attributes if required.

On completion of the DVD trailer, both of our Officers and Directors will focus their efforts on securing suitable additional financing to complete our playable demo. We currently estimate that we will require $750,000 for completion of this milestone. During the 4th quarter we plan to:

     *    Identify and present to financial/investment contacts
     * Create a "press package" including our trailer, Director Bio's, financing requirements and plan and the Kryton Jam Overview.
     * Upload the DVD trailer to our website, ensure website server is updated with increased bandwidth to manage streaming video (DVD) content for potential investors and/or future subscribers.
     * Create an "online community" button on company website for gaming enthusiasts to post their comments, and insights on our trailer and game concept.

LIQUIDITY AND CASH RESOURCES

As previously noted, we have raised $9,000 from the sale of stock to our officers and directors and $49,950 through a private placement to 38 non-affiliated investors. We used $190 of cash to March 31, 2008 for our incorporation and operating expenses, and $4,500 for our website. At March 31, 2008 we had $54,260 in cash and $52,760 in net working capital. As of the date hereof, we have approximately $47,500 in cash, of which we anticipate needing approximately $6,302 for the yet unpaid expenses associated with this Registration Statement (See ITEM 25 "Other Expenses if Issuance and Distribution"). Our budgeted expenditures for the next twelve months, which includes the production of the DVD trailer, are $41,300.

Because we have not generated any revenue from our business, and we are at least 36 months away from being in a position to generate revenues, we will need to raise significant, additional funds for the future development of our business and to respond to unanticipated requirements or expenses. Our current cash balances will be extinguished within the next 12 months provided we do not have any unanticipated expenses. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing. There can be no assurance that additional financing will be available to us, or on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans or complete the development and commercialization of Krypton Jam.

There are no plans or expectations to purchase or sell any significant equipment in the first year of operations.

                  CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURES

There have been no changes in and/or disagreements with Moore & Associates, Chartered on accounting and financial disclosure matters.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                           Position Held                      Date First Elected
    Name                 with the Company             Age        or Appointed
    ----                 ----------------             ---        ------------
John Lagourgue       President, CEO and Director      38        October 11, 2007

Shan Qiang           Secretary Treasurer, CFO         39        October 30, 2007
                     and Director

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

MR. JOHN LAGOURGUE, PRESIDENT, CEO, MEMBER OF THE BOARD OF DIRECTORS

Mr. John Lagourgue has been serving as our President and a member of our Board of Directors since October 11, 2007. The term of his office is for one year and is renewable on an annual basis.

From August 2003 to the present Mr. Lagourgue has been self employed, providing contract consulting services to oil and gas service companies located in Alberta, British Columbia, and Saskatchewan, Canada. He specializes in sourcing and selling tubular products. From February 2003 to June 2003 he acted as the Project Liaison for Project San Francisco (Rwanda), Zambia UAB HIV Research for the University of Alabama. He was the liaison between two HIV and Behavioral Research sites that offered couples' voluntary counseling and testing, family planning, and a Phase I AIDS vaccine clinical trial. He was responsible for managing, training, and data tracking of successful client recruitment rates for the teams, financial and logistical administration, new site construction plans and oversight, and operational relationships with Ministry of Health officials and various funding agencies.

From December 2000 to February 2003 he was the National Account Manager for EMC Corporation in McLean, Virginia. He was one of a team of four Account Managers supporting American Online, which at the time was EMC's largest client with annual revenues exceeding $50 million for EMC's storage hardware, software, and services. He was responsible for sales quotas, new client prospecting, demand creation, presenting lease and financial proposals, presenting technical and financial benefits to win new business, and management of implementation of new systems. He managed a technical team of over 30 engineers across the U.S.A. for AOL's multiple data centers, and created and implemented integration plans according to customer specifications. He also managed the turnaround of a division of EMC supporting AOL's Streaming Services division (supports CNN, AOL Music, Warner Bros. These streaming services included online delivery of music channels, advertisements, video on demand, movie trailers, and other content to subscribers.

He received a BA Finance with Honors from the University of Hawaii, Manoa in 1993.

He is currently devoting approximately 30 hours a week of his time to our company, and is planning to devote 40 hours per week if necessary during the next 12 months of operation.

He is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

MR. SHAN QIANG, SECRETARY TREASURER, CFO, MEMBER OF THE BOARD OF DIRECTORS

Mr. Qiang has been serving as our Secretary, CFO and a member of our Board of Directors since October 30, 2007. The term of his office is for one year and is renewable on an annual basis.

He is the currently the Senior Designer & Project Manager for VDZ International in Beijing, China. He has acted in this position since June 2004. He is responsible for all computer drafting, 3D rendering, design proposals and government submissions for the company. From February 2000 to April 2004 he was the Project Manager, for Digital Xtong Industrial in Beijing, China. He was responsible for managing for multiplayer PlayStation games, including game play implementation and design using proprietary software tools. His responsibilities included management of the lead designers and programmers and overseeing game play functionality under tight deadlines. He also planned, designed, modeled and textured demonstration models. From January 1997 to December 1999 he acted as a game play consultant for Gai Nyen Dynasty Games, in Hong Kong, China. He created software modules to manage script content and implemented design tools to aid the scripting team. He developed written tutorials for communicating in-game standards and toolset specific for the game engine team. He also designed the core game play mechanics, laid out and implemented all game levels, and managed all in game assets.

He is fluent in Java, C/C++, Visual Basic, LUA, Unreal Script, NWN Script, Maya Embedded Language, Lingo, python, HTML, PHP, JSP, XML, WML, ASP, JavaScript programming languages for Windows, Linux, Apple operating system platforms. He is also fluent with many off the shelf and proprietary graphic, automation and audio software tools.

He received a Bachelor Degree of Architecture in 1992 from the JinLin Institute of Architectural Engineering in the JiLin Province of China.

Mr. Qiang is currently devoting approximately 25 hours a week of his time to Kryptic, and is planning to continue to do so during the next 12 months of operation.

He is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

COMMITTEES OF THE BOARD

We do not have an audit or compensation committee at this time.

FAMILY RELATIONSHIPS

There are no family relationships between our officers and directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; 2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); 3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or 4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

CONFLICT OF INTEREST

None of our officers or directors are subject to a conflict of interest.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from our date of incorporation on October 11, 2007 to March 31, 2008, our first completed fiscal year end.

SUMMARY COMPENSATION TABLE

                                                                                            Change in
                                                                                             Pension
                                                                                             Value &
                                                                              Non-Equity   Nonqualified
                                                                              Incentive     Deferred       All
  Name and                                                                       Plan        Compen-      Other
 Principal                                                Stock      Option    Compen-       sation       Compen-
  Position                 Year   Salary($)  Bonus($)   Awards($)   Awards($)  sation($)    Earnings($)  sation($)  Totals($)
------------               ----   ---------  --------   ---------   ---------  ---------    -----------  ---------  ---------
John Lagourgue             2007       0         0           0           0          0             0           0          0
President & CEO

Shan Qiang                 2007       0         0           0           0          0             0           0          0
Secretary, Treasurer, CFO

Since our date of incorporation to the date of this prospectus, our executive officers have not received and are not accruing any compensation. The officers anticipate that they will not receive, accrue, earn, be paid or awarded any compensation during the first year of operations. We have not entered into any employment agreement or consulting agreement with our directors and executive officers.

The following table sets forth information with respect to compensation paid by us to our directors from our date of incorporation on October 11, 2007 to March 31, 2008, our first completed fiscal year end.

DIRECTOR COMPENSATION TABLE

                                                                     Change in
                                                                      Pension
                    Fees                                             Value and
                   Earned                           Non-Equity      Nonqualified     All
                     or                              Incentive        Deferred      Other
                   Paid in    Stock      Option        Plan         Compensation   Compen-
    Name           Cash($)   Awards($)  Awards($)  Compensation($)   Earnings($)   sation($)  Total($)
    ----           -------   ---------  ---------  ---------------   -----------   ---------  --------
John Lagourgue        0          0          0             0               0            0         0

Shan Qiang            0          0          0             0               0            0         0

All compensation received by the officers and directors has been disclosed.

OPTION/SAR GRANTS

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans.

DIRECTORS COMPENSATION

We have no formal plan for compensating our directors for their services in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of Kryptic other than services ordinarily required of a director. Since inception to the date hereof, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following is a table detailing the current shareholders of Kryptic owning 5% or more of the common stock, and shares owned by our directors and officers as of May 21, 2008:

                                                          Amount and
                                                          Nature of      Percent
Title of                                                  Beneficial       of
  Class    Name and Address of Beneficial Owner           Ownership     Class(2)
  -----    ------------------------------------           ---------     --------
 Common    John Lagourgue                                 3,000,000      54.55%
           201, 2307 - 14 Street SW
           Calgary, AB, Canada T2T 3T5

 Common    Shan Qiang
           No 21, Xikanghutong, Chaoyang District         1,500,000      27.28%
           Changchun City, China 130021

 Common    Directors and officers as a group of two(1)    4,500,000      81.83%

----------
1.   Represents beneficial ownership
2. Based on the total of 5,499,000 outstanding common shares as of the date hereof

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of Kryptic or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Our Officers and Directors estimate they spent approximately 180 hours on research and execution of a Krypton Jam game development plan. They provided these services free of charge. This plan includes a detailed overview related to storyline, in-game character and realm development, game engine timeline, and unique game features. The plan was developed to provide an internal road map for the overall game development plan and a clear direction for the next steps of engaging a creative development firm for the creation of the DVD trailer.

On October 11, 2007 Mr. John Lagourgue purchased 3,000,000 shares of our common stock for $0.002 per share, or for an aggregate of $6,000.00. On November 24, 2007 Mr. Shan Qiang purchased 1,500,000 shares of our common stock for $0.002 per share, or for an aggregate of $3,000.00.

  DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITY LIABILITIES

The Nevada General Corporation Law requires Kryptic to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article VII of our bylaws, we are authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           REPORTS TO SECURITY HOLDERS

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

                              FINANCIAL STATEMENTS

The audited financial statements of Kryptic appear below on pages F-1 through F-10.

MOORE & ASSOCIATES, CHARTERED
   ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Kryptic Entertainment Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Kryptic Entertainment Inc. (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders' equity and cash flows for the period ended March 31, 2008 and since inception on October 11, 2007 through March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kryptic Entertainment Inc. (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders' equity and cash flows for the period ended March 31, 2008 and since inception on October 11, 2007 through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has net losses for the period from inception to March 31, 2008 of $1,815, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
May 6, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501

                           KRYPTIC ENTERTAINMENT INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                                                       March 31,
                                                                         2008
                                                                       --------
ASSETS

Current assets
  Cash and bank accounts                                               $ 54,260
                                                                       --------

      Total current assets                                               54,260

Website, net of accumulated amortization (Note 7)                         4,375
                                                                       --------

      Total assets                                                     $ 58,635
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable and accrued liabilities                             $  1,500
                                                                       --------
      Total liabilities                                                   1,500
                                                                       --------
Stockholders' equity (Note 4,5)
  Authorized:
   75,000,000 common shares
   Par value $0.001
  Issued and outstanding:
   5,499,000 common shares                                                5,499
  Additional paid-in capital                                             53,451
  Deficit accumulated during the development stage                       (1,815)
                                                                       --------
      Total stockholders' equity                                         57,135
                                                                       --------

Total liabilities and stockholders' equity                             $ 58,635
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                           KRYPTIC ENTERTAINMENT INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                                                                Date of
                                                            Incorporation on
                                                           October 11, 2007 to
                                                                March 31,
                                                                  2008
                                                               ----------

REVENUE                                                        $       --
                                                               ----------
OPERATING EXPENSES
  Amortization                                                        125
  General & Administrative                                          1,070
  Organization                                                        620
                                                               ----------

Loss before income taxes                                           (1,815)

Provision for income taxes                                             --
                                                               ----------

Net loss                                                       $   (1,815)
                                                               ==========
Basic and diluted loss per
Common share (1)
                                                               ==========
Weighted average number
of common shares
outstanding (Note 4)                                            4,209,209
                                                               ==========

----------
(1) less than $0.01


   The accompanying notes are an integral part of these financial statements.

                           KRYPTIC ENTERTAINMENT INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                        Deficit
                                                                                      Accumulated
                                                  Common Stock          Additional     During the        Total
                                             ----------------------      Paid in       Development   Stockholders'
                                             Shares          Amount      Capital         Stage          Equity
                                             ------          ------      -------         -----          ------
Inception, October 11, 2007                       --        $    --     $     --        $     --       $     --

Initial capitalization, sale of
common stock to Director on
October 11, 2007                           3,000,000          3,000        3,000                          6,000

Sale of common stock to Director
on November 24, 2007                       1,500,000          1,500        1,500                          3,000

Private placement closed March 15, 2008      999,000            999       48,951                         49,950

Net loss for the period                           --             --           --          (1,815)        (1,815)
                                           ---------        -------     --------        --------       --------

Balance March 31, 2008                     5,499,000        $ 5,499     $ 53,451        $ (1,815)      $ 57,135
                                           =========        =======     ========        ========       ========


   The accompanying notes are an integral part of these financial statements.

                           KRYPTIC ENTERTAINMENT INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                                                   Date of
                                                              Incorporation on
                                                             October 11, 2007 to
                                                                  March 31,
                                                                    2008
                                                                  --------
OPERATING ACTIVITIES
  Net loss for the period                                         $ (1,815)
  Adjustments To Reconcile Net Loss To Net Cash
   Used In Operating Activities:
     Amortization expense                                              125
  Changes in operating assets and liabilities:
     Accounts payable and accrued liabilities                        1,500
                                                                  --------

Net cash used in operating activities                                 (190)
                                                                  --------
INVESTING ACTIVITIES
  Website                                                           (4,500)
                                                                  --------
Net cash used in investing activities                               (4,500)
                                                                  --------
FINANCING ACTIVITIES
  Proceeds from issuance of common stock                            58,950
                                                                  --------
Net cash provided by financing activities                           58,950
                                                                  --------

Increase in cash during the period                                  54,260

Cash, beginning of the period                                           --
                                                                  --------

Cash, end of the period                                           $ 54,260
                                                                  ========

Supplemental disclosure with respect to cash flows:
  Cash paid for income taxes                                      $     --
  Cash paid for interest                                          $     --


   The accompanying notes are an integral part of these financial statements.

                           KRYPTIC ENTERTAINMENT INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2008


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was originally incorporated under the laws of the state of Nevada on October 11, 2007. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company, and has had no revenues from operations to date.

Initial operations have included organization, capital formation, target market identification, and marketing plans. Management is planning to develop and then market an internet based online video game to prospective users. See Note 5.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below. The company has adopted a March 31 year end.

ACCOUNTING BASIS

The basis is generally accepted accounting principles.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective its inception.

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

                           KRYPTIC ENTERTAINMENT INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2008


NOTE 2. (continued)

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                            KRYTIC ENTERTAINMENT INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2008


NOTE 2. (continued)

WEBSITE COSTS

Website costs consist of software development costs, which represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation in March 2008, the asset is being amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred. See Note 7.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has net losses for the period from inception to March 31, 2008 of $1,815. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements through the next fiscal year ending March 31, 2009.

The ability of the Company to emerge from the development stage is dependent upon the Company's successful efforts to raise sufficient capital and then attaining profitable operations. In response to these problems, management has planned the following actions:

     * The Company intends to complete and file a Registration Statement with the SEC.
     * Management intends to raise additional funds through public or private placement offerings.
     * Management is currently formulating plans to develop an internet based online video game to generate sales. There can be no assurances, however, that management's expectations of future sales will be realized.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                           KRYPTIC ENTERTAINMENT INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2008


NOTE 4. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 75,000,000 shares of $0.001 par value common stock. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On October 11, 2007 (inception), the Company issued 3,000,000 common shares to its President and Director for cash of $6,000. See Note 5.

On November 24, 2007 the Company issued 1,500,000 common shares to its Secretary Treasurer and Director for cash of $3,000. See Note 5.

On March 15, 2008, the Company closed a private placement for 999,000 common shares at a price of $0.05 per share, or an aggregate of $49,950. The Company accepted subscriptions from 38 offshore non-affiliated investors.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's neither owns nor leases any real or personal property. The Company's Directors provides office space free of charge. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On October 11, 2007 and November 24, 2007, the Company issued 3,000,000 and 1,500,000 shares of its common stock respectively to its Directors for cash of $9,000. See Note 4.

                           KRYPTIC ENTERTAINMENT INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2008


NOTE 6. INCOME TAXES

Net deferred tax assets are $nil. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a 100% valuation allowance. Management believes it is likely that any deferred tax assets will not be realized.

As of March 31, 2008, the Company has a net operating loss carry forward of approximately $1,815, which will expire 20 years from the date the loss was incurred.

NOTE 7. WEBSITE

                                         Accumulated
                             Cost       amortization        Net book value
                             ----       ------------        --------------
     Website costs          $4,500          $125                 $4,375

Website costs are amortized on a straight line basis over 3 years, its estimated useful life.

NOTE 8. OPERATING LEASES AND OTHER COMMITMENTS:

The  Company   currently  has  no  operating  lease  commitments  or  any  other commitments.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days  from  the  effective  date of this  Registration  Statement,  all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have, or will expend fees in relation to this registration statement as detailed below:

           Expenditure Item                          Amount
           ----------------                          ------
     Attorney and preparation fees                  $ 6,000
     Audit Fees                                       2,500
     Transfer Agent Fees                              1,000
     SEC Registration                                     2
     Other and Miscellaneous (1)                      1,000
     Edgarizing and Filing Fees (1)                     800
                                                    -------
     TOTAL                                          $11,302
                                                    =======

----------
(1) Estimates

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law. Our Bylaws require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themself in good faith and that such person:

     - reasonably believed that their conduct was in or not opposed to our company's best interests; or
     - with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such persons have conducted themselves in good faith and that such person reasonably believed that their conduct was in or not opposed to our company's best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to our company.

The determination to indemnify any such person must be made:

     -    by our stockholders;
     - by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
     -    by independent legal counsel in a written opinion; or
     -    by court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

On October 11, 2007 Mr. John Lagourgue, our President and Director, purchased 3,000,000 shares of our common stock for $0.002 per share or an aggregate of $6,000. On November 24, 2007 Mr. Shan Qiang, our Secretary Treasurer and Director, purchased 1,500,000 shares of our common stock for $0.002 per share or an aggregate of $3,000. No underwriters were used, and no commissions or other remuneration was paid except to Kryptic. The securities were sold in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. Mr. Lagourgue and Mr. Qiang are not U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by Kryptic, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933. The shares continue to be subject to Rule 144 of the Securities Act of 1933.

On March 15, 2008 we accepted subscription agreements that sold 999,000 common shares to the following 38 subscribers at an offering price of $0.05 per share for gross offering proceeds of $49,950. This was an offshore transaction pursuant to Regulation S of the Securities Act. The offering price for the offshore transactions was established on an arbitrary basis. All of the following persons are not U.S. persons, as the term is defined under Regulation S and the sales of our common stock to the following person are made in offshore transactions as the term is defined under Regulation S. No direct selling efforts were made in the United States by Kryptic, any distributor, any of our respective affiliates, or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the SECURITIES ACT OF 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the SECURITIES ACT OF 1933, if an exemption from registration requirements of the SECURITIES ACT OF 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the SECURITIES ACT OF 1933.

                                               Number of Shares
             Name of Stockholder                  Subscribed
             -------------------                  ----------
             Yan Chunlin                            26,000
             Fang Yonggang                          33,000
             Chu Zhijiang                           30,000
             Chu Huimin                             26,000
             Leng Chuanliang                        25,000
             Duan Xuguang                           30,000
             Li Ke                                  26,000
             Wang Enlin                             33,000
             Hu Jufeng                              28,000
             Li Xiuying                             24,000
             Liu Xia                                26,000
             Li Xuyang                              30,000
             Song Shaoyang                          25,000
             Tian Hongwei                           32,000
             Liu Shuyou                             26,000
             Sun Qiaoyun                            30,000
             Tan Xiaojing                           25,000
             Wang Xiandong                          34,000
             Xi Kaihua                              21,000
             Wang Zuopeng                           30,000
             Yin Hang                               32,000
             Zhang Dawei                            25,000
             Jiang Lili                             24,000
             Sun Haoxiang                           28,000
             Zhang Xuesong                          27,000
             Yang Yan                               33,000
             Liu Lijian                             30,000
             Wang Dewen                             21,000
             Yang Ningning                          22,000
             Zhang Xiaoxiao                         24,000
             Zhang Pan                              23,000
             Yang Fan                               22,000
             Liu Chen                               22,000
             Qiu Qiang                              22,000
             Lu Rongrong                            21,000
             Gui Hua                                21,000
             Wang Xiaojie                           21,000
             Yao Guiling                            21,000
                                                   -------
             TOTAL                                 999,000
                                                   =======

ITEM 16. EXHIBITS

    Number                          Description
    ------                          -----------
      3.1         Articles of Incorporation.
      3.2         Bylaws.
      5.1         Consent and Opinion re: Legality.
     23.1         Consent of Accountant
     99.1 Form of subscription agreement used between our company and the 38 non affiliated shareholders who purchased 999,000 common shares at $0.05 per share, as listed in ITEM 15.

ITEM 17. UNDERTAKINGS

We hereby undertake the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Kryptic has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Kryptic will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Kryptic will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada on May 21, 2008.

KRYPTIC ENTERTAINMENT INC.


/s/ John Lagourgue
--------------------------------------
John Lagourgue
President, Principal Executive Officer



/s/ Shan Qiang
--------------------------------------
Shan Qiang
Secretary/Treasurer, Principal Financial
Officer and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


/s/ John Lagourgue                                           May 21, 2008
--------------------------------------
John Lagourgue
Director


/s/ Shan Qiang                                               May 21, 2008
--------------------------------------
Shan Qiang
Director